EXHIBIT 23.1 Consent of Independent Registered Public Accounting Firm The Board of Directors Beneficial Bancorp, Inc.: We consent to the incorporation by reference in the registration statements (No. 333-211911) on Form S-3 and (No. 333-189782, No. 333-169548, No. 333-146443, No. 333-127225, No. 333-106561, No. 333-40032, No. 333-33713, and No. 333-26099) on Form S-8 of WSFS Financial Corporation of our reports dated February 26, 2019, with respect to the consolidated statements of financial condition of Beneficial Bancorp, Inc. and subsidiaries as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the Annual Report on Form 10-K of Beneficial Bancorp, Inc. for the year ended December 31, 2018, which is incorporated by reference in the Form 8-K of WSFS Financial Corporation dated March 1, 2019. /s/ KPMG LLP Philadelphia, Pennsylvania March 1, 2019 DC: 6980576-2